EXHIBIT 99.1
                                                                    ------------



                            FLEET CAPITAL CORPORATION
                              200 Glastonbury Blvd
                              Glastonbury, CT 06033


                                        August 9, 2002


The Penn Traffic Company
411 Theodore Fremd Avenue
Rye, NY 10580

Attn:    Martin A. Fox, CFO

                  RE: REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF JUNE 29, 1999, AS AMENDED TO DATE ("CREDIT AGREEMENT"), AMONG THE PENN TRAFFIC COMPANY AND THE OTHER BORROWERS NAMED THEREIN, THE LENDERS NAMED THEREIN, FLEET CAPITAL CORPORATION, AS ADMINISTRATIVE AGENT (THE "AGENT"), GMAC BUSINESS CREDIT, LLC, AS DOCUMENTATION AGENT AND AMSOUTH BANK AND BANC OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS CO-AGENTS.

Ladies and Gentlemen:

                  Reference is hereby made to the Credit Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Credit Agreement.

                  You have advised us that on account of an inventory overstatement continuing for approximately three years in your Penny Curtiss baking operation, certain Events of Default have occurred and are continuing under the Credit Agreement (I) on account of violations of ss. 6.4, ss. 7.1(a),
(b) and (d), ss. 7.2(a), (b) and (d), and (II) under ss. 9.1(b) (the "Subject Events of Default").

                  This letter will confirm that the Required Lenders have agreed
(A) to waive the Subject Events of Default from the date hereof through the close of business on August 30, 2002 (the "Waiver Period"), (B) to forebear during the Waiver Period from exercising rights and remedies under the Loan Documents on account of the Subject Events of Default, and (C) that during the Waiver Period the Borrowers may borrow, prepay and reborrow Revolving Loans. The waivers herein and agreement to forebear are subject to the agreement of the Borrowers as follows: (I) nothing in this letter shall be deemed a waiver or amendment of any of the terms or conditions of the Credit Agreement except as herein specifically provided; (II) the making of any Revolving Loans to the Borrowers after the date hereof by the Lenders shall not in any way modify the terms and conditions of the Credit Agreement; (III) all rights and remedies of the Agents and the Lenders are expressly reserved (X) with respect to any Events of Default other than the Subject Events of Default, and (Y) following the end of the Waiver Period.

                  This letter may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute

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one and the same agreement. A facsimile signature page shall constitute an original for the purposes hereof.


                                   Sincerely,

                                   FLEET CAPITAL CORPORATION as Agent and
                                   as Lender

                                   By:  /s/ Kim Bushey
                                        ---------------------------------------
                                        Name:   Kim Bushey
                                        Title:  Vice President

Acknowledged as of the Date
First Written Above:

THE PENN TRAFFIC COMPANY


By:  /s/ Martin A. Fox
     -------------------------------
     Name:   Martin A. Fox
     Title:  Executive Vice President and
             Chief Financial Officer



DAIRY DELL, INC.


By:  /s/ Martin A. Fox
     -------------------------------
     Name:   Martin A. Fox
     Title:  Vice President



BIG M SUPERMARKETS INC.


By:  /s/ Martin A. Fox
     -------------------------------
     Name:   Martin A. Fox
     Title:  Vice President



PENNY CURTISS BAKING COMPANY INC.


By:  /s/ Martin A. Fox
     -------------------------------
     Name:   Martin A. Fox
     Title:  Vice President